Exhibit 23.2

Andrew I. Telsey, P.C. Attorney at Law
12835 E. Arapahoe Road, Tower One, Penthouse #803, Englewood, Colorado 80112 Telephone: 303/768-9221 • Facsimile: 303/768-9224 • E-Mail: andrew@telseylaw.com

June 25, 2013

Board of Directors
Yummy Flies, Inc.
1848 South Lamar Ct.
Lakewood, CO 80232

Re:	Yummy Flies, In Form S-1/A4 Registration Statement and related Prospectus

Dear Sirs:

We hereby consent to the use of the opinion of this firm as Exhibit 5.1 to the Registration Statement of the Registrant, and further consent to the reference to our name in such Registration Statement and related Prospectus.

Yours truly,

/s/ ANDREW I. TELSEY, P.C.
ANDREW I. TELSEY, P.C.